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                                 EXHIBIT 99.20

                    FORM OF STOCK OPTION GRANT NOTICE UNDER

          THE NEXT AGE TECHNOLOGIES, INC. 1998 EQUITY INCENTIVE PLAN
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                                                                   EXHIBIT 99.20

                          Next Era Technologies, Inc.
                           Stock Option Grant Notice
                         (1998 Equity Incentive Plan)

Next Era Technologies, Inc. (the "Company"), pursuant to its 1998 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                              ____________________________

Date of Grant:                             ____________________________

Vesting Commencement Date:                 ____________________________

Number of Shares Subject to Option:        ____________________________

Exercise Price Per Share:                  ____________________________

Expiration Date:                           ____________________________


Type of Grant:       [_] Incentive Stock Option   [_] Nonstatutory Stock Option

Exercise Schedule:   [_] Same as Vesting Schedule [_] Early Exercise Permitted

Vesting Schedule:    1/4th of the shares vest one year after the Vesting
                     Commencement Date.
                     1/48th of the shares vest monthly thereafter over the next three years.

Payment: By one or a combination of the following items (described in the Stock Option Agreement):

                         By cash or check
                         Pursuant to a Regulation T Program if the Shares are publicly traded
                         By delivery of already-owned shares if the Shares are publicly traded

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and
(ii) the following agreements only:

OTHER AGREEMENTS:                              _______________________________
                                               _______________________________

NEXT ERA TECHNOLOGIES, INC.                    OPTIONHOLDER:

By: _____________________________              _______________________________
           Signature                                   Signature

Title: __________________________              Date: _________________________

Date: ___________________________


ATTACHMENTS: Stock Option Agreement, 1998 Equity Incentive Plan and Notice of Exercise
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                                 Attachment I

                            Stock Option Agreement
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                                 Attachment II

                          1998 Equity Incentive Plan
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                                Attachment III

                              Notice of Exercise